UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2010

United eSystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49745	91-2150635
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number

2150 N. Highway 190 Covington, Louisiana		70433
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (228) 832-1597

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3.  Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On February 28, 2010, United eSystems, Inc. closed a private placement of its common stock and issued and sold 5,072,500 shares of common stock to a limited number of accredited and non-accredited investors for gross proceeds of $1,014,500.  The shares were sold at a price of $0.20 per share.  The offer and sale was conducted on behalf of the company by a FINRA-licensed broker-dealer who served as placement agent in the offering and received a sales commission equal to 7% of the gross proceeds of the offering, or $71,015, and a financial advisory/management fee equal to 2% of the gross proceeds of the offering, or $20,290.

The shares were offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate legend was placed on the shares of common stock issued.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.  This report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED eSYSTEMS, INC.

Dated: March 4, 2010	By: /s/ Walter Reid Green, Jr.
Walter Reid Green, Jr.
Chief Executive Officer and Chief Financial Officer